Exhibit 23.2


                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Delta Woodside Industries, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to the Delta Woodside Industries, Inc. Incentive Stock Award Plan of our report dated August 15, 1997, except for Note D, as to which the date is August 25, 1997, relating to the consolidated balance sheets of Delta Woodside Industries, Inc., as of June 29, 1996 and June 28, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997, incorporated herein by reference, which report appears in the June 28, 1997 annual report on Form 10-K of Delta
Woodside Industries, Inc., filed with the Securities and Exchange Commission.


                                       /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

Greenville, South Carolina
February 4, 1998